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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of HealthCentral.com for the registration of 29,353,588 shares of its common stock and to the incorporation by reference therein of our report dated April 18, 2000 (except with respect to Note 10 as to which the date is September 14, 2000), with respect to the financial statements of DrugEmporium.com, Inc. included in HealthCentral.com's Current Report on Form 8-K dated September 14, 2000, as amended, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Columbus, Ohio
February 15, 2001